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                                                         CONFORMED COPY


                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                        SECTION 305(b)(2)           [ ]



                              THE BANK OF NEW YORK
               (Exact name of trustee as specified in its charter)


New York                                               13-5160382
(State of incorporation                                (I.R.S. employer
if not a U.S. national bank)                           identification no.)

48 Wall Street, New York, N.Y.                         10286
(Address of principal executive offices)               (Zip code)





                             FIRST UNION CORPORATION
               (Exact name of obligor as specified in its charter)


North Carolina                                         56-0898180
(State or other jurisdiction of                        (I.R.S. employer
incorporation or organization)                         identification no.)


One First Union Center
Charlotte, North Carolina                              28288-0013
(Address of principal executive offices)               (Zip code)

                             ______________________

                                 Debt Securities
                       (Title of the indenture securities)


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1.   General information.  Furnish the following information as to the Trustee:

     (a)  Name and address of each examining or supervising authority to which it is subject.

                  Name                                        Address

     Superintendent of Banks of the State of      2 Rector Street, New York,
     New York                                     N.Y.  10006, and Albany, N.Y.
                                                  12203

     Federal Reserve Bank of New York             33 Liberty Plaza, New York,
                                                  N.Y.  10045

     Federal Deposit Insurance Corporation        Washington, D.C.  20429

     New York Clearing House Association          New York, New York

     (b)  Whether it is authorized to exercise corporate trust powers.

     Yes.

2.   Affiliations with Obligor.

     If the obligor is an affiliate of the trustee, describe each such affilia-tion.

     None.  (See Note on page 3.)

16.  List of Exhibits.

     Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

     1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

     4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

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     6.   The consent of the Trustee required by Section 321(b) of the Act.
          (Exhibit 6 to Form T-1 filed with Registration Statement

          No. 33-44051.)

     7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.



                                      NOTE


     Inasmuch as this Form T-1 is filed prior to the ascertainment by the

Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

     Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

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                                    SIGNATURE



     Pursuant to the requirements of the Act, the Trustee, The Bank of New

York, a corporation organized and existing under the laws of the State of New

York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York,

and State of New York, on the 19th day of December, 1994.


                                        THE BANK OF NEW YORK



                                        By:    /S/ WALTER N. GITLIN
                                            Name:  Walter N. Gitlin
                                            Title: Vice President

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                                                     EXHIBIT 7



                       Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                      of 48 Wall Street, New York, N.Y. 10286

                       And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business

September 30, 1994, published in accordance with a call made by the

Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act:





                                                          Dollar Amounts
             ASSETS                                        in Thousands


Cash and balances due from depository institutions:
     Noninterest-bearing balances and

     currency and coin ................................. $ 2,833,550
     Interest-bearing balances .........................     701,828
Securities:
Held-to-maturity securities.............................   1,359,569
Available-for-sale securities...........................   1,725,600
Federal Funds sold in domestic

     offices of the bank................................   5,350,368
Loans and lease financing receivables:
     Loans and leases, net of unearned income........... $24,252,467
     Less: Allowance for loan and lease losses..........     629,631
     Less: Allocated transfer risk reserve .............      30,661
     Loans and leases, net of unearned income
     allowance and reserve ............................ $23,592,175
Assets held in trading accounts ........................   1,354,396
Premises and fixed assets (including capitalized
     leases)............................................     629,219
Other real estate owned ................................$     51,372
Investments in unconsolidated subsidiaries and

     associated companies...............................     178,742
Customer's liability to this bank on acceptances
     outstanding .......................................     996,184
Intangible assets .....................................       76,599
Other assets ..........................................    1,498,770

TOTAL ASSETS ..........................................  $40,348,372


                            - 4 -


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                           LIABILITIES


Deposits:
     In domestic offices ................................ $19,692,982
     Noninterest-bearing ...............................  $ 8,179,472
     Interest-bearing ..................................   11,513,510
     In foreign offices, Edge and Agreement subsidiaries
     and IBF's ..........................................  10,034,789
      Noninterest-bearing ...............................     $57,902
     Interest-bearing ................................... $ 9,976,887

Federal funds purchased and securities sold under agree-
ments to repurchase in domestic offices of the bank and
     of its Edge and Agreement subsidiaries, and in IBF's:
     Federal funds purchased ............................   1,240,870
     Securities sold under agreements to repurchase .....      37,612
Demand notes issued to the U.S. Treasury ................     197,519
Trading liabilities .....................................     975,739
Other Borrowed money:
     With original maturity of one year or less .........   1,621,466
     With original maturity of more than one year .......      33,955
Bank's liability or acceptances executed and outstanding.     997,024
Subordinated notes and debentures .......................   1,062,320
Other liabilities .......................................   1,450,981

TOTAL LIABILITIES .......................................  37,345,257


                           EQUITY CAPITAL

Common stock ............................................    942,284
Surplus .................................................    525,666
Undivided profits and capital reserves ..................  1,577,819
Net unrealized holding gains (Losses)

on available-for-sale securities ........................    (36,779)
Cumulative foreign currency translation adjustments .....     (5,875)

TOTAL EQUITY CAPITAL ....................................   3,003,115


TOTAL LIABILITIES AND EQUITY CAPITAL ................... $40,348,372


I, Robert E. Keilman, Senior Vice President and Comptroller

of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System

and is true to the best of my knowledge and belief.

          ROBERT E. KEILMAN


We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief

has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and

is true and correct.


          THOMAS A. REMY          )
          J. CARTER ASCOE         )DIRECTORS
          AIBD R. GRIFFITH        )